UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 7, 2008, Microtune, Inc. (the “Company”) issued a press release announcing preliminary financial results for the quarter and fiscal year ended December 31, 2007 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company intends to review its preliminary financial results for the quarter and fiscal year ended December 31, 2007 during a related investors’ conference call and webcast to be held on February 7, 2008 at 4:00 P.M. Central Time/5:00 P.M. Eastern Time.

To participate in the call, interested parties may dial 210-234-0001 (the pass code is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until February 21, 2008 on the Company’s website or by dialing 402-344-6639.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On February 5, 2008, the Microtune, Inc. Board of Directors approved certain amendments to the charter of the Audit Committee of the Board of Directors. The charter of the Audit Committee of the Board of Directors, which is attached hereto as Exhibit 99.2, was amended and restated to, among other things, clarify the duties of the Audit Committee to review with management changes in internal control over financial reporting and the certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. The foregoing description of the charter of the Audit Committee is qualified in its entirety by reference to such charter, attached hereto as Exhibit 99.2, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Microtune, Inc. dated February 7, 2008.

99.2	Amended and Restated Charter of the Audit Committee of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date:	February 7, 2008	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of Microtune, Inc. dated February 7, 2008.

99.2	Amended and Restated Charter of the Audit Committee of the Board of Directors.